Exhibit 99.1

CONFIDENTIAL DRAFT

Tharimmune, Inc. Announces Corporate Rebrand to Canton Strategic Holdings, Inc., Marking Milestone in Canton Network Digital Asset Treasury Strategy

New NASDAQ Ticker Symbol “CNTN” to Begin Trading February 18, 2026

Company Positioned to Support Institutional Adoption of First Privacy-Enabled Public Blockchain Processing $9 Trillion in Monthly Transaction Volume

NEW YORK, February 17, 2026 — Tharimmune, Inc. (NASDAQ: THAR) (the “Company”) the first publicly traded company to leverage Canton Coin to support the Canton Network’s ability to digitize traditional financial markets, today announced the launch of a corporate rebrand in alignment with its digital asset treasury strategy. Effective Wednesday, February 18, 2026, the Company will change its name to Canton Strategic Holdings, Inc. In connection with the name change, the common stock of the Company will begin trading on NASDAQ under the ticker symbol “CNTN” prior to market open on February 18, 2026.

Established in November 2025 through a $545 million private placement, the Company executes a differentiated digital asset treasury strategy that seeks to drive value through initiatives including Canton Coin acquisition, operation of a Super Validator, and continued investment in applications that accelerate institutional utility and adoption of the Canton Network across capital markets. Canton Strategic Holdings remains the first and only publicly traded company supported by the Canton Foundation.

“Since launching our digital asset treasury strategy, we have continued to execute against a clear mandate to support institutional adoption of the Canton Network,” said Mark Wendland, Chairman and CEO of the Company. “Our approval to operate a Super Validator on the Network, the expansion of institutional leadership on our Board of Directors, and our commitment to develop quarterly ecosystem reporting demonstrates our ability to strengthen the Canton ecosystem while delivering sustained value for shareholders.”

Significant recent milestones for the Company include:

●	Securing approval as a Super Validator, aligned with a commitment to provide ecosystem reports on a quarterly basis.
●	Deepening institutional expertise on the Board of Directors, including recent appointments of Former CFTC Commissioner Jill Sommers and DRW Chief of Staff William Wiley.
●	Closing of a $55 million underwritten registered offering to provide the Company with additional growth capital for the continued expansion and development of its Canton-centric digital asset treasury strategy.

“From DTCC securing SEC consent for a pilot to tokenize U.S. Treasury securities, to global enterprises implementing onchain payroll, the utility of the Canton Network and its configurable privacy has quickly become the foundation for onchain financial rails,” continued Mr. Wendland. “We are well-positioned to accelerate this modernization through our support of the Canton Network and strategic work to strengthen the ecosystem while driving value for shareholders.”

No action is required from stockholders in connection with the change of the Company’s corporate name or ticker symbol.

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About the Company

The Company (NASDAQ: THAR), is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, the Company also operates clinical-stage biotech research and development. For more information, visit: www.cantonstrategic.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, those regarding management expectations, strategy execution, market conditions, and the Company’s involvement with the Canton Network. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. Further information regarding factors that may affect the Company’s prospects is included in its annual and quarterly reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update these statements except as required by law.

Canton is a registered trademark of Digital Asset (Switzerland) GmbH. Digital Asset is not affiliated with, and has not sponsored or endorsed, the operations of Canton Strategic Holdings, Inc.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@cantonstrategic.com

X: @CantonStrategic

LinkedIn: [linkedin.com/cantonstrategicholdings]

Website: www.cantonstrategic.com

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